Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of January 14, 2022 (the “Effective Date”), by and between FORESCOUT TECHNOLOGIES, INC., a Delaware corporation (“Sublandlord”), and ARCHER AVIATION INC., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, CF Tasman SV LLC, a Delaware limited liability company, predecessor-in-interest to TCSP LLC, a California limited liability company (“Landlord”), as landlord, and Sublandlord, as tenant, entered into that certain Lease Agreement dated October 16, 2015 (the “Master Lease”), whereby Landlord leased to Sublandlord certain premises consisting of approximately 95,948 rentable square feet comprising the building located at 190 West Tasman Drive, San Jose, California (the “Building”), upon the terms and conditions contained therein. A copy of the Master Lease is attached hereto as Exhibit A and made a part hereof; and

WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord, upon and subject to the terms stated herein, the entire Premises, as more depicted on Exhibit B attached hereto and made a part hereof, together with those parking spaces leased by Sublandlord pursuant to the Master Lease (collectively, the “Sublease Premises”), on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.Recitals; Definitions. The foregoing recitals are true and correct and are incorporated herein by this reference. Capitalized terms used but not otherwise defined herein will have the meanings ascribed to such terms in the Master Lease.

2.Demise; Delivery of Sublease Premises; FF&E.

a.Demise. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises, upon and subject to the terms, covenants and conditions hereinafter set forth. Subtenant will also have the right to use the Outside Areas in conjunction with its use of the Sublease Premises pursuant to Section 2.1 of the Master Lease, including the right to use the Adjacent Outside Area described in Section 4.10 of the Master Lease. During the Early Access Period (as defined below) and thereafter during the Term, Subtenant will have an unlimited, exclusive right to access the roof of the Sublease Premises for installation, maintenance, repair, and operation of its telecommunications equipment, HVAC, and any other reasonably necessary equipment for the operation of Subtenant’s business within the Sublease Premises, provided that all such access, installation, maintenance, repair, and operation will be subject to the terms and conditions of Article 19 of the Master Lease.

b.Delivery of the Sublease Premises. Sublandlord will deliver the Sublease Premises to Subtenant on a date (the “Delivery Date”) within thirty (30) days following the later of (i) mutual execution of this Sublease, and (ii) the date Sublandlord has obtained and supplied to Subtenant a written consent and non-disturbance agreement executed by Landlord in a form acceptable to Sublandlord and Subtenant (the “Landlord Consent”). In the event Sublandlord has not obtained the Landlord Consent and caused the Delivery Date to occur within sixty (60) days after the Effective Date of this Sublease, Subtenant will have the right to terminate this Sublease, in which event, Sublandlord will return all amounts previously deposited with Sublandlord by Subtenant. Sublandlord will deliver the Sublease Premises to Subtenant in its “as is” condition and with all existing furniture, wiring, information technology, security, and telecommunications equipment remaining in place in their “as is” condition.

c.Furniture, Fixtures, and Equipment. Within ten (10) days after the Effective Date, Sublandlord will provide Subtenant with a list of furniture, fixtures, and equipment located within the Sublease Premises (collectively, “FF&E”). Sublandlord makes no representation and warranty as to the suitability or condition of the FF&E. Subtenant will acquire all FF&E in its “as is” condition on the Delivery Date from Sublandlord pursuant to a bill of sale substantially in the form attached hereto as Exhibit D and made a part hereof. To the extent that Subtenant does not wish to use any of the FF&E during the Term, Subtenant will dispose of the same at its sole cost and expense. Upon the expiration or earlier termination of this Sublease, Subtenant will remove all FF&E acquired by Subtenant pursuant to this Section 2(c) from the Sublease Premises and in accordance with the terms and conditions of Section 22(c).

3.Term; Early Access;

a.Term. The term (“Term”) of this Sublease will commence on the date that is thirty (30) days following the Delivery Date (the “Sublease Commencement Date”) and will expire on October 31, 2026 (the “Sublease Expiration Date”), unless sooner terminated as provided herein or if the Master Lease terminates for any reason. Any occupation by Subtenant following the Sublease Expiration Date will not constitute an extension or renewal of this Sublease or an extension of the Term. Within five (5) business days following the Sublease Commencement Date, Sublandlord and Subtenant will execute a commencement date agreement in substantially the form attached hereto as Exhibit E and made a part hereof; however, the failure of the parties to execute such agreement will not defer the Sublease Commencement Date or otherwise invalidate this Sublease.

b.Early Access. Subject to compliance with the terms and conditions of this Sublease, Sublandlord grants to Subtenant an unlimited, twenty-four (24) hour per day right (the “Early Access Right”) to access the Sublease Premises during the period beginning on the Delivery Date and expiring on the Sublease Commencement Date (such period, the “Early Access Period”) solely for (i) the construction, storage, and installation of Subtenant’s equipment and (ii) the designing, permitting, and construction of Subtenant’s interior improvements (collectively, the “Initial Alterations”). The Early Access Right will be subject to the following conditions: (w) Subtenant must have provided Sublandlord with all required evidence of required insurance under this Sublease; (x) all applicable terms and conditions of this Sublease will apply during the Early Access Period; (y) no Rent will be payable by Subtenant during the Early Access Period, but Subtenant will pay for all actual fees, costs, and expenses incurred by Subtenant in connection with the performance of the Initial Alterations; and (z) all Initial Alterations will be subject to the terms and conditions of this Sublease. For the avoidance of doubt, Sublandlord will not provide any Subtenant improvement allowance in connection with the Initial Alterations.

4.Rent.

a.Base Rent. Beginning on the Sublease Commencement Date and thereafter during the Term of this Sublease, Subtenant will pay to Sublandlord the following base rent (“Base Rent”):

Period	Rate per Square Foot	Monthly Base Rent
Sublease Commencement Date to the last day of the 5th full calendar month of the Term	[***]	[***]
6th through 12th full calendar months of the Term	[***]	[***]
13th through 24th full calendar months of the Term	[***]	[***]
25th through 36th full calendar months of the Term	[***]	[***]
37th through 48th full calendar months of the Term	[***]	[***]
49th full calendar month through Sublease Expiration Date	[***]	[***]

b.Additional Rent. Beginning on the Sublease Commencement Date and thereafter throughout the Term and in accordance with Article 3.2 of the Master Lease, Subtenant will pay to Sublandlord as additional rent (“Additional Rent”) an amount equal to the sum of (i) Tenant’s Proportionate Share of the Building (as defined in the Master Lease) for the Property Maintenance Costs (as defined in the Master Lease) incurred by Landlord related solely to the Building; (ii) Tenant’s Proportionate Share of the Building for the Real Property Taxes (as defined in the Master Lease) related solely to the Building and the Parcel 5 Land upon which the Building is located; (iii) Tenant’s Proportionate Share of Project (as defined in the Master Lease) for the Operating Expenses (as defined in the Master Lease) related to the Outside Areas (as defined in the Master Lease); and (d) Tenant’s Proportionate Share of the Building for Landlord’s Insurance Costs (as defined in the Master Lease) for the Building as to Insurance Costs covering the Building and Tenant’s Proportionate Share of Project as to Insurance Costs covering the Project or Landlord. All Additional Rent payable by Subtenant will be paid to Sublandlord by Subtenant no later than the time that Sublandlord is required to pay the same under the Master Lease. Notwithstanding anything herein or in the Master Lease to the contrary, Subtenant will pay Additional Rent to Sublandlord on a direct pass-through basis, subject to Subtenant’s right to review and trigger an audit of all such Additional Rent in accordance with Section 3.9 of the Master Lease, as further set forth in Section 4(c) below. All amounts required to be paid by Subtenant under this Section 4(b) will be paid in the same manner as Base Rent pursuant to Section 4(a).

c.Review and Audit of Additional Rent. Upon Subtenant’s request, Sublandlord agrees to cooperate in good faith with Subtenant to initiate and perform a review and audit of all Additional Rent passed through to Subtenant pursuant to this Sublease in accordance with Section 3.9 of the Master Lease. Without limiting the foregoing, Sublandlord agrees to: (i) forward all Annual Statements (as defined in the Master Lease) to Subtenant within three (3) business days after Sublandlord’s receipt thereof from Landlord, and (ii) deliver to Landlord an Expense Claim (as defined in the Master Lease) within three (3) business days after Sublandlord’s request. Additionally, Sublandlord agrees to initiate, within three (3) business days after Subtenant’s request, and thereafter diligently pursue an audit of Operating Expenses (as defined in the Master Lease) in accordance with Sections 3.9.2 and 3.9.3 of the Master Lease with a CPA approved by Subtenant (and approved by Master Landlord in accordance with Section 3.9.2). Sublandlord and Subtenant will work together in good faith to coordinate any such audit requested by Subtenant, with Subtenant having the right to direct such audit through Sublandlord and receive copies of all audit reports. Subtenant will pay all costs and expenses of the CPA engaged to perform any such audit requested by Subtenant and the costs and expenses of any Independent CPA (as defined in the Master Lease) engaged pursuant to Section 3.9.3 of the Master Lease; provided, however, that in the event Landlord is required to pay all or any portion of the costs and expenses of an audit pursuant to Section 3.9.3 of the Master Lease, Subtenant will be entitled to the benefit of any such payments made by Landlord. Additionally, Subtenant will be entitled to the benefit of any adjustments made to Operating Expenses and will be responsible for paying any deficiencies in Operating Expenses payments pursuant to Section 3.9.4 of the Master Lease.

d.Pre-Paid Rent. Subtenant will pay the first monthly installment of Base Rent to Sublandlord within two (2) business days following the delivery to Sublandlord of the fully-executed Landlord Consent. Thereafter during the Term, Subtenant will pay Base Rent to Sublandlord in advance on the first (1st) calendar day of each month.

e.Payment of Rent Generally. Base Rent, Additional Rent, and all other costs or charges payable by Subtenant to Sublandlord pursuant to this Sublease (including, without limitation, any late fees) will hereinafter be collectively referred to as “Rent”. Subtenant will, simultaneous with each payment of Rent, pay any and all sales and use taxes due on any Rent paid hereunder. Except as otherwise specifically provided in this Sublease, Rent will be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sublease. Subtenant will pay all Rent to Sublandlord at its address set forth in Section 20 or at such other place or to such agent and at such place as Sublandlord may designate by written notice to Subtenant. Any additional Rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Master Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord to Landlord under the Master Lease unless a different time for payment is elsewhere stated herein. Upon written request therefor, Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Master Lease.

f.Prorations. If the Sublease Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, Subtenant will pay a prorated installment of Rent, based on the actual number of days in the month, for the fractional month during which the Term commenced or terminated.

g.Interest. Any amount due from Subtenant which is not paid within ten (10) days of the date such payment is due will bear interest for the benefit of Sublandlord at the Interest Rate (as defined in the Master Lease). Interest will accrue from the date such payment is due until paid, but the payment of such interest will not excuse or cure any Default by Subtenant under this Sublease. Such rate will remain in effect after the occurrence of any Default to and until payment of the entire amount due.

h.Late Charges. If Subtenant is more than five (5) days late in paying any of its obligations under this Sublease, Subtenant will pay Sublandlord a late charge equal to five percent (5%) of the delinquent amount. The parties agree that it would be impractical or extremely difficult to fix Sublandlord’s actual damages due to a late payment by Subtenant and that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Sublandlord in processing each delinquent payment by Subtenant and that such late charge will be paid to Sublandlord as liquidated damages for each delinquent payment. The parties further agree that the payment of late charges and the payment of interest provided for in Section 4(g) above are distinct and separate from one another in that the payment of interest is to compensate Sublandlord for the use of Sublandlord’s money by Subtenant, while the payment of a late charge is to compensate Sublandlord for the additional administrative expense incurred by Sublandlord in handling and processing delinquent payments. The payment of any late charge by Subtenant and the acceptance thereof by Sublandlord will not be deemed a waiver by Sublandlord of its rights regarding any Default by Subtenant under this Sublease.

5.Letter of Credit.

a.Delivery of Letter of Credit. Within five (5) business days after the later of (i) mutual execution of this Sublease, and (ii) the date Sublandlord has obtained and supplied the Landlord Consent to Subtenant, Subtenant will deliver to Sublandlord, as protection for the full and faithful performance by Subtenant of all of its obligations under this Sublease and for all losses and damages Sublandlord may suffer (or which Sublandlord reasonably estimates that it may suffer) as a result of any breach or default by Subtenant under this Sublease, an irrevocable and unconditional negotiable standby letter of credit in the amount of [***] (the “Letter of Credit Amount”), payable upon presentation to an operating retail branch located in the San Francisco Bay Area, running in favor of Sublandlord and issued by a solvent, nationally recognized bank reasonably acceptable to Sublandlord and with a long term rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service or higher, under the supervision of the Superintendent of Banks of the State of California. The Letter of Credit will (i) be “callable” at sight, irrevocable and unconditional; (ii) be maintained in effect, whether through renewal (pursuant to a so-called “evergreen provision”) or extension, for the period from the Commencement Date until the date (the “Letter of Credit Expiration Date”) that is sixty (60) days after the Sublease Expiration Date, and if the Bank (as defined below) has notified Sublandlord that the Letter of Credit will not be renewed or extended through the Letter of Credit

Expiration Date, Subtenant will deliver to Sublandlord a new Letter of Credit at least thirty (30) days prior to the expiration of the Letter of Credit then held by Sublandlord, without any action whatsoever on the part of Sublandlord; (iii) be fully transferrable by Sublandlord, its successors and assigns; (iv) be payable to Sublandlord or its assignees (collectively, “Beneficiary”); (v) require that any draw on the Letter of Credit will be made only upon receipt by the issuer of a letter signed by a purported authorized representative of Beneficiary certifying that Beneficiary is entitled to draw on the Letter of Credit pursuant to this Sublease; (vi) permit partial draws and multiple presentations and drawings; and (vi) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (2007-Rev) or International Chamber of Commerce Publication #600. In addition to the foregoing, the form and terms of the Letter of Credit and the bank issuing the same (the “Bank”) will be acceptable to Sublandlord in its sole discretion. Sublandlord hereby approves Silicon Valley Bank as an acceptable Bank. If Sublandlord notifies Subtenant in writing that the Bank which issued the Letter of Credit has become financially unacceptable because the above requirements are not met or the Bank has filed bankruptcy or reorganization proceedings or is placed into a receivership or conservatorship, then Subtenant will have thirty (30) days to provide Sublandlord with a substitute Letter of Credit complying with all of the requirements of this Section 5. If Subtenant does not so provide Sublandlord with a substitute Letter of Credit within such thirty (30) day period, then Beneficiary will have the right to draw upon the then current Letter of Credit, but such draw or failure to replace the Letter of Credit will not constitute a default under this Sublease. In addition to Beneficiary’s rights to draw upon the Letter of Credit as otherwise described in this Section 5, Beneficiary will have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following will have occurred or be applicable: (i) a Default has occurred; (ii) an event has occurred which, with the passage of time or giving of notice or both, would constitute a Default where Sublandlord is prevented from, or delayed in, giving such notice because of a bankruptcy or other insolvency proceeding filed against Subtenant; (iii) this Sublease is terminated by Sublandlord due to a Default; (iv) Subtenant has filed a voluntary petition under the Bankruptcy Code; (v) an involuntary petition has been filed against Subtenant under the Bankruptcy Code; or (vi) the Bank has notified Sublandlord that the Letter of Credit will not be renewed or extended through the Letter of Credit Expiration Date and Subtenant has not provided a replacement Letter of Credit that satisfies the requirements of this Section 5 within thirty (30) days prior to the expiration of the Letter of Credit, but such draw or failure to replace the Letter of Credit will not constitute a Default. The Letter of Credit will be honored by the Bank regardless of whether Subtenant disputes Sublandlord’s right to draw upon the Letter of Credit. Subtenant will be responsible for paying the Bank’s fees in connection with the issuance of any Letter of Credit, certificate of renewal or extension amendment. For the avoidance of doubt, Sections 16.2, 16.3, 16.4, and 16.5 of the Master Lease will apply to the rights and obligations of the parties with respect to the Letter of Credit.

b.Reduction of Letter of Credit. Provided that no Default is then continuing, the Letter of Credit Amount will reduce by the amount of the monthly Base Rent during the last period of the Term in accordance with the following timing: (i) on February 1, 2023, the Letter of Credit Amount will reduce by the amount of [***], and the new Letter of Credit Amount will be [***]; (ii) on February 1, 2024, the Letter of Credit Amount will reduce by the amount of [***], and the new Letter of Credit Amount will be [***]; (iii) on February 1, 2025, the Letter of Credit Amount will reduce by the amount of [***] and the new Letter of Credit Amount will be [***]; and (iv) on February 1, 2026, the Letter of Credit Amount will reduce by the amount of [***], and the new Letter of Credit Amount will be [***]. Provided that Subtenant tenders the replacement or amended Letter of Credit to Sublandlord satisfying each and all of the requirements set forth in this Section 5, Sublandlord will exchange the Letter of Credit then held by Sublandlord for the replacement Letter of Credit tendered by Subtenant or accept and acknowledge the amendment to the Letter of Credit then held by Sublandlord, as applicable, reflecting the reduced stated amount pursuant to this Section 5(b).

6.Use; Compliance with Laws. Subtenant will use and occupy the Sublease Premises solely for general office, research and development, light manufacturing, storage, and any ancillary uses thereto, to the extent permitted under Laws (as defined below) and to the extent not contradicted by the terms and conditions of the Master Lease. Subtenant will not use or permit the use of the Sublease Premises (a for any purpose which is illegal, or dangerous to persons or property; (b) for any purpose that might invalidate or materially increase the rate of insurance therefor; or (c) for any purpose whatsoever which might create a nuisance. Subtenant will not (w) deface or injure the Sublease Premises; (x) overload any floors; (y) commit or suffer any waste; or (z) install any electrical equipment that overloads any lines.

Subtenant will comply with all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal, quasi-governmental or governmental entity (collectively “Laws”) and with all applicable regulations of the National Board of Fire Underwriters, regarding the operation of Subtenant’s business and the use, condition, configuration and occupancy of the Sublease Premises. Subtenant, within ten (10) days after receipt, will provide Sublandlord with copies of any written notices that Subtenant receives regarding a violation of any Laws with respect to its use of the Sublease Premises. Subtenant will comply with all Rules and Regulations established by Landlord for the Building and the Project, a current version of which are included hereto as Exhibit F.

7.Utilities; Services. During the Term, Subtenant will perform and observe the terms and conditions of Section 5.2 and Section 5.3 of the Master Lease with respect to utilities and services. Subtenant (and not Sublandlord) will be solely responsible for providing, at Subtenant’s sole cost and expense, any telephone, operator, or other telephone services, as well as any telecommunications or fiber optic, cable or other connectivity required or desired in connection with Subtenant’s use and occupancy of the Sublease Premises. Any upgrades to existing technologies or services within the Sublease Premises or serving the Sublease Premises (including, without limitation, any generators) will be arranged and paid for by Subtenant at Subtenant’s sole cost and expense and will subject to Sublandlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Sublease, Subtenant will be solely responsible for, and will pay to Sublandlord promptly upon request as additional Rent, all costs and expenses actually incurred by Sublandlord in connection with, or as a result of, any special, excess or after-hours utilities or services which are beyond that typically provided or contemplated by this Sublease and which are actually incurred by Sublandlord at the request of, or on behalf of, Subtenant, or with respect to the Sublease Premises.

8.Personal Property Taxes. Subtenant will pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term upon all Subtenant’s leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Sublease Premises. In the event any or all of Subtenant’s leasehold improvements, equipment, furniture, fixtures, and other personal property are assessed and taxed with the real property, then Subtenant will pay to Sublandlord the amount of such taxes within thirty (30) days after delivery to Subtenant by Sublandlord of a written statement setting forth the amount of such taxes and providing a reasonably detailed explanation of the calculation of any such charge(s). Subtenant will have the right to protest any such taxes at its sole cost and expense.

9.Parking. Subtenant will have the right to use those parking spaces leased to Sublandlord pursuant to the Master Lease, subject to the terms and conditions of Section 4.5 of the Master Lease.

10.Incorporation of Terms of Master Lease.

a.Sublease Subordinate to Master Lease. This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and will, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. Except as otherwise expressly provided herein (including the immediately preceding sentence) and except with respect to the Excluded Provisions (as defined below), Subtenant will perform all affirmative covenants and will refrain from performing any act which is prohibited by the negative covenants of the Master Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Sublease Premises. If practicable, Subtenant will perform affirmative covenants which are also covenant of Sublandlord under the Master Lease prior to the date when Sublandlord’s performance is required under the Master Lease (provided that if notice is required under the Master Lease in connection therewith that Sublandlord provides Subtenant with such notice). In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease will govern as between Sublandlord and Subtenant. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

b.Provision of Services Under Master Lease. Sublandlord hereby grants to Subtenant the right to receive all of the services and benefits with respect to the Sublease Premises which are to be provided by Landlord under the Master Lease. Subtenant recognizes that Sublandlord is not in a position to, and will have no obligation to, furnish the services set forth in the Master Lease, to obtain an agreement of non-disturbance pursuant to Section 13.1 of the Master Lease, to obtain any consents from Landlord required by Subtenant (except as set forth in Section 13 below), or to perform certain other obligations which are not with the control of Sublandlord or which, by their nature, are the obligation of an owner or manager of real property, such as, without limitation, maintenance, repairs and replacements to the Building and the Sublease Premises. Consequently, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that Subtenant will look solely to Landlord to furnish all services and to perform all obligations agreed upon by Landlord under the Master Lease to furnish and perform. Sublandlord will not be liable to Subtenant or be deemed in default hereunder for failure of Landlord to furnish or perform such services. Sublandlord will have no responsibility for, or be liable to Subtenant for, any default, failure or delay on the part of Landlord in the performance or observance by Landlord of any of its obligations under the Master Lease, nor will such default by Landlord affect this Sublease or waive or defer the performance of any of Subtenant’s obligations hereunder, and neither will the Rent and any other charges hereunder abate nor will any of the obligations of Subtenant hereunder be affected by reason thereof, unless there is a similar abatement under the Master Lease, and Subtenant agrees to look solely to Landlord for the performance of same.

Notwithstanding the foregoing or anything else set forth in this Sublease to the contrary, the following will apply with respect to any default by Landlord under the Master Lease (a “Landlord Default”). Subtenant will first use commercially reasonable efforts to resolve any Landlord Default directly with Landlord. If Subtenant is unable to resolve any such Landlord Default to Subtenant’s satisfaction (including, without limitation, Landlord’s refusal to deal directly with Subtenant), then upon Subtenant’s written request (except, in the event of an Emergency (as defined in the Master Lease), oral notice will be sufficient), Sublandlord agrees to promptly and in good faith assist Subtenant to resolve such Landlord Default, which will include, without limitation, providing Landlord with all notices required or permitted pursuant to Section 12.8 of the Master Lease and thereafter diligently pursuing all rights and remedies of Sublandlord in connection with such Landlord Default pursuant to Section 12.8 of the Master Lease. Without limiting the foregoing, Subtenant has the right to make repairs required of Landlord and is entitled to all Rent deductions in accordance with Section 12.8 of the Master Lease, and Sublandlord agrees to cooperate and assist Subtenant in good faith in connection therewith, including, without limitation, pursuing arbitration pursuant to Section 12.8.2(c) of the Master Lease if requested by Subtenant.

c.Master Lease Terms. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

i.In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant will be required to obtain the written consent of both Sublandlord and Landlord; provided, however, in no event will Sublandlord unreasonably withhold, condition or delay such consent.

ii.In all provisions of the Master Lease requiring Subtenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant will be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord will reasonably determine if such evidence, certificate, or other matter or thing will be satisfactory.

iii.Sublandlord will have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain, which obligation will remain with Landlord subject to the terms of the Master Lease.

iv.Subtenant will in no event be entitled to any rights of first offer, first opportunity, rights of first refusal or first negotiation, or options to renew or extend the Term under the Master Lease, nor any rights to expand, decrease, license, or otherwise terminate the Master Lease early.

v.Without limiting the foregoing, the following provisions of the Master Lease are specifically excluded from this Sublease (the “Excluded Provisions”): the Basic Lease

Information (except for references to the “Project” and the “Building”, “Tenant’s Proportionate Share of the Building”, “Tenant’s Proportionate Share of the Project”, the “Permitted Use”, and “Parking”); any definitions under Section 1.1 which are solely referenced within any clauses excluded pursuant to this Section 10(c)(v); Section 2.2, Section 2.3, Section 2.4, Section 3.1, Section 3.2, Section 3.5, Section 3.7, Section 3.10, Section 4.5.2, Section 5.1.3, Section 6.6, Section 7.7, Section 7.10.1, Section 7.12, Section 12.1, Section 14.1, Section 14.2, Section 16.1, Section 16.6, Section 16.7, Article 17, Article 18, Section 20.9, and Section 20.12; and Exhibits B, C, and D.

11.Casualty and Condemnation.

a.Casualty. If at any time during the Term, the Sublease Premises or the Building are either partially or totally destroyed, then the provisions of Article 10 of the Master Lease will govern the rights of Landlord and Sublandlord. If the Master Lease is terminated as a result of the respective rights of either Landlord or Sublandlord pursuant to the terms of the Master Lease, this Sublease will terminate concurrent with such termination of the Master Lease. Notwithstanding the foregoing, in the event of any casualty where the Master Lease or this Sublease is not terminated, Subtenant will be entitled to a reduction of Base Rent and Additional Rent in proportion to the areas of the Sublease Premises rendered untenantable during the period beginning with the date such rentable area becomes untenantable and Subtenant ceases to use such rentable area for the normal conduct of its business and ending five (5) business days after Substantial Completion (as defined in the Master Lease) of Landlord’s Restoration Work (as defined in the Master Lease). This Section 11(a) and the termination rights set forth in Sections 10.4 and 10.9 of the Master Lease (which will apply so as to give Subtenant the right to terminate this Sublease upon the terms contained therein) will be Subtenant’s sole and exclusive remedies in the event of damage or destruction to the Sublease Premises or the Building. As a material inducement to Sublandlord entering into this Sublease, Subtenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Sublease Premises, Sublandlord’s obligation for tenantability of the Sublease Premises, and Subtenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

b.Condemnation. If at any time during the Term, the Sublease Premises or the Building are taken or appropriated by any public or quasi-public authority under the power of eminent domain, then the provisions of Article 11 of the Master Lease will govern the rights of Landlord and Sublandlord. If the Master Lease is terminated as a result of the respective rights of either Landlord or Sublandlord pursuant to the terms of the Master Lease, this Sublease will terminate concurrent with such termination of the Master Lease. In the event of a taking of the Sublease Premises which does not result in a termination of this Sublease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, Base Rent and Additional Rent will be reduced in proportion to the areas of the Sublease Premises so taken (less any addition to the area of the Sublease Premises by reason of any reconstruction) bears to the area of the Sublease Premises immediately prior to such taking. The rights and obligations of Sublandlord and Subtenant on any taking of the Sublease Premises or any other portion of the Project are governed exclusively by this Sublease; provided, however, that Subtenant will have the right to terminate this Sublease upon the same terms and conditions set forth in Sections 11.1 and 11.4 of the Master Lease. Accordingly, Subtenant hereby waives the provisions of any Laws to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

12.Subtenant’s Obligations. Subtenant covenants and agrees that all obligations of Sublandlord under the Master Lease will be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease (and expressly excluding, without limitation, any such obligations set forth in the Excluded Provisions), and Subtenant’s obligations will run to Sublandlord and Landlord as Sublandlord may reasonably determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant will indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord’s obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant will be subrogated to the rights of Sublandlord concerning said payment.

Subtenant will not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a Default or a default under the Master Lease.

13.Sublandlord’s Obligations. Sublandlord represents and warrants to Subtenant that as of the Delivery Date, neither Sublandlord nor Landlord are in default of the Master Lease, nor has an event occurred which, with the passage of time or giving of notice or both, would constitute a default by Sublandlord or Landlord under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will timely perform all of its obligations under the Master Lease (including, but not limited to, payment of all Rent (as defined in the Master Lease) and other amounts payable by Sublandlord pursuant to the Master Lease). In the event Sublandlord fails to timely perform any such obligations under the Master Lease, then in addition to any other rights and remedies, Subtenant will have the right to perform such obligations and offset the costs thereof against any amounts due to Sublandlord under this Sublease. With respect to any matter requiring Landlord’s consent or approval under the Master Lease, Sublandlord covenants and agrees to request and use commercially reasonable efforts to obtain such consent or approval, as applicable, from Landlord upon Subtenant’s reasonable written request. Sublandlord covenants and agrees that it will not agree with Landlord to the cancellation or termination of the Master Lease or to the modification, annulment, or supplementation of the Master Lease in a manner that (a) would prevent, limit or otherwise adversely affect Subtenant’s use of the Sublease Premises; (b) shorten the Term or increase the Rent payable by Subtenant under this Sublease; or (c) in any other way increase Subtenant’s liability or decrease its rights under this Sublease.

14.Sublandlord’s Right to Enter; Secured Areas. All terms and conditions set forth in Section 4.9 of the Master Lease with respect to any Sublandlord entry into the Sublease Premises and tenant rights to maintain any “Secured Areas” will apply during the Term, as between Sublandlord and Subtenant.

15.Insurance. Subtenant will procure and maintain all insurance policies required to be procured and maintained by Sublandlord under Article 9 of the Master Lease with respect to the Sublease Premises. All such insurance policies will conform to the requirements of Article 9 of the Master Lease, and Subtenant will otherwise comply with the requirements of Article 9 of the Master Lease in connection therewith. Notwithstanding anything to the contrary in this Sublease, each party, for itself and, without affecting any insurance maintained by such party, on behalf of itself and its insurer, releases and waives any right to recover against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Building, including the Sublease Premises to the extent of amounts payable under a standard 1S0 commercial property insurance policy or such additional coverage as the waiving party may carry (with a commercially reasonable deductible), whether or not due to the negligence of such other party and whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party will immediately notify its insurer, in writing, of the terms of these mutual waivers and have its insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. This mutual waiver is in addition to any other waiver or release contained in this Sublease.

16.Disclosure. Pursuant to California Civil Code Section 1938, to Sublandlord’s actual knowledge, the Sublease Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Sublease Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. The foregoing statement is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and will not in any manner affect any responsibilities of the parties for compliance with construction-related accessibility standards provided in this Sublease.

17.Indemnity.

a.Subtenant will defend (if required by Sublandlord and with counsel reasonably approved by Sublandlord), indemnify and hold Landlord, Sublandlord, its parent company, or any subsidiaries, related and affiliated companies of each, and the officers, directors, shareholders, agents, employees and assigns of each (collectively, “Sublandlord Parties”), harmless from and against any and all claims, demands, suits, judgments, losses, expenses or costs of any nature whatsoever (including reasonable attorneys’ fees) arising directly or indirectly, in whole or in part, from or out of: (a) the use or occupancy of the Sublease Premises by Subtenant during the Term; (b) personal injury or death to any person or damage to any property occurring within or about the Sublease Premises during the Term; (c) any act, error, or omission of Subtenant, its employees, agents or contractors or their respective officers, directors, agents, subcontractors, invitees or employees; and/or (d) any breach of Subtenant’s representations, warranties or agreements as set forth herein; and/or (e) any other failure of Subtenant to comply with the obligation on its part to be performed hereunder. Notwithstanding the foregoing, Subtenant will not be required to indemnify Sublandlord for claims arising from the negligence or willful misconduct of Sublandlord Parties or Landlord. The provisions of this Section 17(a) will survive the expiration or early termination of this Sublease.

b.Sublandlord will defend (if required by Subtenant and with counsel reasonably approved by Subtenant), indemnify and hold Subtenant, its parent company, or any subsidiaries, related and affiliated companies of each, and the officers, directors, shareholders, agents, employees and assigns of each (collectively, “Subtenant Parties”), harmless from and against any and all claims, demands, suits, judgments, losses, expenses or costs of any nature whatsoever (including reasonable attorneys’ fees) arising directly or indirectly, in whole or in part, from or out of (a) personal injury or death to any person or damage to any property occurring within or about the Sublease Premises prior to the Term; (b) any act, error, or omission of Sublandlord, its employees, agents or contractors or their respective officers, directors, agents, subcontractors, invitees or employees; (c) any breach of Sublandlord’s representations, warranties or agreements as set forth herein; and/or (d) any other failure of Sublandlord to comply with the obligations on its part to be performed hereunder. The provisions of this Section 17(b) will survive the expiration or early termination of this Sublease.

18.Default by Subtenant; Remedies.

a.Any one or more of the following events will constitute a default (a “Default”) by Subtenant under this Sublease:

i.If Sublandlord fails to receive any payment of Rent within three (3) business days after such payment of Rent is due;

ii.If Subtenant violates or breaches or fails fully and completely to observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Sublease (other than the payment of Rent), and Subtenant does not cure such failure within thirty (30) days after Sublandlord gives Subtenant written notice thereof, or, if such failure is incapable of cure within thirty (30) days, if Subtenant does not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence;

iii.If Subtenant makes a general assignment for the benefit of its creditors, if the liquidation of Subtenant occurs, if any action or proceeding is commenced by Subtenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or if any such action is commenced against Subtenant and not discharged within thirty (30) days after the date of commencement; if a receiver or trustee is employed or appointed to take possession of all or substantially all of Subtenant’s assets or the Sublease Premises; if the attachment, execution or other judicial seizure of all or substantially all of Subtenant’s assets or the Sublease Premises occurs, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof; if Subtenant admits in writing of its inability to pay its debts as they become due; or if Subtenant files of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, if Subtenant files an answer admitting or if Subtenant fails timely to contest a material allegation of a petition filed against Subtenant in any such proceeding or, if within thirty (30) days after the commencement of any such proceeding against Subtenant, such proceeding is not dismissed. For purposes of this Section, “Subtenant” means Subtenant and any partner of Subtenant, if Subtenant is a partnership, or any person or entity comprising Subtenant, if Subtenant is comprised of more than one person or entity, or any guarantor of Subtenant's obligations, or any of them, under this Sublease;

iv.If any breach or default occurs under the Master Lease (beyond any applicable notice and cure period) solely attributable to an act or omission of Subtenant; or

v.If Subtenant abandons the Sublease Premises before the expiration of the Term without the prior written consent of Sublandlord and without paying Rent as the same is due and payable pursuant to this Sublease.

b.Upon the occurrence of any Default, in addition to any and all rights available to Sublandlord at law or in equity, Sublandlord may exercise any and all rights and remedies against or with respect to Subtenant which Landlord may exercise for any breach or default by Sublandlord under the Master Lease.

19.Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant’s other obligations hereunder, and subject to the other terms of this Sublease, Sublandlord will do nothing to affect Subtenant’s right to peaceably and quietly have, hold and enjoy the Sublease Premises.

20.Notices. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any Default or default under the Master Lease which is Subtenant’s obligation to cure pursuant to this Sublease, within the period allowed to Sublandlord under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Landlord to Sublandlord, provided that Sublandlord provides Subtenant with a copy of the corresponding notice of default from Landlord to Sublandlord within one (1) business day after Sublandlord’s receipt thereof. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices, demands, statement or other communications received by Subtenant from Landlord or from any governmental authorities. All notices, demands, statements or other communications required or permitted to be served or given by either party to the other (each, a “Notice”) will be in writing, will be addressed to the receiving party/parties at the address(es) set forth below (or to such other person(s) and/or place(s) as either party may from time to time designate in a Notice given to the other party pursuant to the terms hereof), and will be delivered by any of the following means: (a) personal delivery; (b) overnight delivery by any reputable, nationally recognized overnight courier service (including, without limitation, Federal Express, DHL and/or UPS); (c) registered or certified United States mail with return receipt requested; or (d) email, in which case the actual notice will be executed and sent as an attachment to the electronic mail transmission, and the subject line of the electronic mail transmission will include the words “LEGAL NOTICE” in all capital letters. In the event of delivery or attempted delivery by any of the means described in the foregoing subparagraphs (a) through (c), inclusive, delivery will be deemed to have occurred upon the earlier to occur of (i) actual delivery to any intended recipient, (ii) refusal of any intended recipient to accept delivery, or (iii) attempted delivery if none of the intended recipients are located at the address(es) provided for such Notice purposes. In the event of delivery or attempted delivery by means of email, delivery will be deemed to have occurred upon the sender’s receipt of confirmation that any recipient opened and/or read the email (whether by receipt of a formal confirmation of such fact via the sender’s email application, or by alternative communications confirming or implying such opening and/or reading).

Notices to Sublandlord will be sent to:

Forescout Technologies, Inc.
2400 Dallas Parkway
Plano TX 75093
Attention: Amanda Barry, Kathy Tyra
Email: [***], [***]

Notices to Subtenant will be sent to:

Archer Aviation Inc.
1880 Embarcadero Rd

Palo Alto CA 94303
Attention: Legal
Email: [***]

21.Broker. Subtenant hereby represents to Sublandlord that Subtenant has used only Newmark as a broker in connection with the negotiation or consummation of this Sublease. Sublandlord hereby represents to Subtenant that Sublandlord has used only Cushman & Wakefield (“CW”) as a broker in connection with the negotiation or consummation of this Sublease. Sublandlord will pay Newmark and CW any amounts owed pursuant to a separate written agreement. Each party will indemnify and hold harmless the other party for any and all costs incurred by such party as a result of a breach by the indemnifying party of the foregoing representation (including attorneys’ fees, court costs and any commissions, if ultimately owed).

22.Condition of Sublease Premises; Alterations; Surrender.

a.Sublease Premises As-Is. Subtenant acknowledges that it is subleasing the Sublease Premises and accepting same in its “AS-IS WHERE-IS WITH ALL FAULTS” condition (including any and all latent or undisclosed defects) and that, except as expressly set forth herein, Sublandlord is not making any representation or warranty (express or implied) concerning the condition of the Sublease Premises (including, without limitation, any representation or warranty regarding use, fitness for a particular purpose or use, habitability or condition) and that Sublandlord is not obligated to perform any construction, repairs, alterations or additions thereto to prepare the Sublease Premises for Subtenant’s use and occupancy. Subtenant further takes and accepts the Sublease Premises subject to all matters to which the Sublease Premises is subject under the Master Lease, including, without limitation: (i) all easements, restrictions, conditions, reservations, limitations and other matters of record; (ii) all taxes and assessments for the current calendar year and subsequent years; (iii) all applicable zoning ordinances and building codes; and (iv) all encroachments, overlaps, boundary line disputes or other matters which would be disclosed by an accurate survey and inspection of the Sublease Premises or the Building.

b.Alterations and Improvements. Subtenant will not make any alterations or improvements in or to the Sublease Premises without (i) Sublandlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed; and (ii) without the prior written consent of Landlord to the extent required under, and in accordance with, the terms of the Master Lease; provided, however, that Subtenant will have the right, from time-to-time, without Sublandlord’s consent, to (a) remove from the Sublease Premises and replace its movable furniture, equipment, trade fixtures, artwork, and other personal property, and (b) make Minor Alterations (as defined in the Master Lease). Any alterations or improvements installed or made to the Sublease Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture, equipment, trade fixtures, artwork, and other personal property of Subtenant, will at once become a part of the realty and belong to Sublandlord and will be surrendered with the Sublease Premises unless Sublandlord requires the removal of such items at the end of the Term. Subtenant will not be permitted to install or place or permit any landscaping, planters, lighting, art work, posters or other displays in any windows or any exterior balcony or patio or any other location visible from the exterior of the Building without Sublandlord’s prior written consent in each instance (which consent may be granted or withheld in Sublandlord’s sole discretion). Subtenant will not install any exterior lighting, amplifiers or similar devices (including, but not limited to, flashing lights, searchlights, loudspeakers, phonographs) which may be heard or seen outside the Sublease Premises without Sublandlord’s prior written consent in each instance (which consent may be granted or withheld in Sublandlord’s sole discretion). When requesting consent for any alterations or improvements, Subtenant will, if requested by Sublandlord, furnish complete plans and specifications (“Plans”) for such alterations and improvements. If Sublandlord consents to the making of any alterations or improvements to the Sublease Premises by, for, or on behalf of Subtenant, the same will be made by Subtenant at Subtenant’s sole cost and expense, in a good and workmanlike manner and in compliance with all Laws using a contractor and subcontractors reasonably approved in advance by Sublandlord. All alterations or improvements proposed by Subtenant will be constructed in accordance with all Laws and in compliance with any applicable provisions of the Master Lease, including, without limitation, all requirements with respect to insurance, required documentation, and removal of liens. Subtenant will pay any increase in real estate taxes attributable to any such alterations or improvements for so long, during the Term, as such increase is ascertainable; at Sublandlord’s election said sums will be paid in the same manner and time as Rent is payable pursuant to this Sublease. Sublandlord will have a period of ten (10) calendar days following receipt of Subtenant’s Plans to approve or disapprove such Plans by written notice to Subtenant. Should Sublandlord fail to provide written notice of any disapproval within such ten (10) calendar day period, Subtenant’s Plans and the proposed alterations reflected therein will be deemed approved by Sublandlord, subject to any required approval thereof by Landlord pursuant to the Master Lease. Additionally, within two (2) business days after receipt of Subtenant’s Plans, Sublandlord will forward such Plans to Landlord for review and approval of any alterations therein requiring Landlord’s approval under the Master Lease, and Sublandlord will thereafter use commercially reasonable to obtain Landlord’s approval of such Plans.

c.Surrender. Upon the expiration or earlier termination of this Sublease, Subtenant must (i) remove from the Sublease Premises all of its personal property and trade fixtures, cabling and any improvements and/or alterations required to be removed pursuant to Section 22(b) and repair all damage caused thereby and restore the Sublease Premises to the condition it was in prior to such installation and (ii) deliver the Sublease Premises (and all keys thereto) to Sublandlord broom-clean and in good order and repair (reasonable wear and tear excepted) and otherwise in the condition required by the Master Lease (provided that in no event will Subtenant be required to perform any restoration, repair or removal work required under the Master Lease with respect to the condition of the Sublease Premises prior to the Delivery Date or with respect to any alterations, modifications, additions or other improvements (except with respect to any cabling installed by Subtenant) that were not made, provided, or installed by Subtenant). Subtenant acknowledges and agrees that possession of the Sublease Premises must be surrendered to Sublandlord at the expiration or sooner termination of the Term. Subtenant agrees it will indemnify and save Sublandlord harmless against all costs, claims, loss or liability resulting from delay by Subtenant in so surrendering the Sublease Premises, including, without limitation, any claims made by any succeeding subtenant or occupant founded on such delay. The parties agree that the damage to Sublandlord resulting from any failure by Subtenant to surrender possession of the Sublease Premises on a timely basis as aforesaid will be extremely substantial, will exceed the amount of Rent theretofore payable hereunder, and will be impossible to accurately measure. Subtenant therefore agrees that if possession of the Sublease Premises is not surrendered to Sublandlord on the Sublease Expiration Date or earlier termination of the Term as required under this Sublease and the Master Lease, then Subtenant agrees to pay to Sublandlord as holdover rent for each month and for each portion of any month during which Subtenant holds over in the Sublease Premises after the expiration or earlier termination of the Term, a sum equal to the greater of (i) one hundred fifty percent (150%) of the Base Rent which was otherwise payable for such period or (ii) any and all charges incurred by Sublandlord under the Master Lease. Nothing contained herein will be deemed to authorize Subtenant to remain in occupancy of the Sublease Premises after the expiration or earlier termination of this Sublease. The indemnity provisions contained in this subsection will survive the expiration or earlier termination of this Sublease.

d.Termination of the Master Lease. If for any reason the Master Lease terminates prior to the Sublease Expiration Date, this Sublease will automatically terminate, and Sublandlord will not be liable to Subtenant by reason thereof unless said termination will have been caused by the default of Sublandlord under the Master Lease, and said Sublandlord default was not as a result of a Default, and in such event Sublandlord will be liable for any and all damages, costs, expenses, and fees that Subtenant incurs as a result of such early termination.

23.Assignment and Subletting.

a.Restrictions Generally. Subtenant will not, directly or indirectly, voluntarily or by operation of law, sell, assign, sublet, encumber, pledge, or otherwise transfer or hypothecate all or any part of the Sublease Premises or Subtenant’s interest therein, or permit the Sublease Premises to be occupied or used by anyone other than Subtenant (each a “Transfer”, and collectively, “Transfers”), without the prior written consent of Sublandlord and Landlord, which consent may not be unreasonably withheld, conditioned, or delayed. Subtenant will be solely responsible, at Subtenant’s sole cost and expense, for obtaining Landlord’s consent in connection with a Transfer, and Subtenant will comply with, and be subject to, all of the terms and conditions of Article 7 of the Master Lease applicable to proposed Transfers.

b.Profits Resulting from a Transfer. If, as a result of any Transfer by Subtenant,
Subtenant receives any monies which, in Subtenant’s hands, would be considered Excess Rent (as defined under the Master Lease), assuming that said definition is applied to Subtenant in its circumstances under this Sublease, as opposed to Sublandlord in its circumstances under the Master Lease (such Transfer Premium received by Subtenant being a “Subtenant Transfer Premium”), then fifty percent (50%) of said Subtenant Transfer Premium received by Subtenant will be paid by Subtenant to Sublandlord, after Subtenant deducts all Permitted Transfer Costs (as defined in the Master Lease) therefrom. All Subtenant Transfer Premium to be paid to Sublandlord hereunder will be paid by Subtenant to Sublandlord as additional Rent promptly upon receipt thereof.

c.Liability of Subtenant; Further Transfers. No Transfer hereunder by Subtenant will result in Subtenant being released or discharged from any liability under this Sublease. No consent by Landlord or Sublandlord to any Transfer of the Sublease Premises by Subtenant will be deemed to be a consent to any other Transfer of the Sublease Premises as such requirement is stated herein.

d.Permitted Transfers. Provided that no Default is continuing and subject to the terms and conditions of Section 7.10.2 of the Master Lease, Subtenant may, without Sublandlord’s consent but upon ten (10) business days’ prior written notice to Sublandlord, assign or transfer this Sublease (i) in connection with the transfer or issuance of stock in Subtenant; or (ii) to (1) an Affiliate (as defined in the Master Lease) of Subtenant; (2) a successor to Subtenant by merger, consolidation, or reorganization; or (3) a successor to Subtenant by purchase of all or substantially all of Subtenant’s assets.

24.Hazardous Materials. Subtenant will abide by and observe all terms and conditions in connection with the handling, transportation, storage, treatment, disposal, or use of hazardous materials within the Sublease Premises or at the Project which are specified under Section 4.12 of the Master Lease; provided, however, in no event will Subtenant be liable for in any way (including, without limitation, any indemnification obligations or obligations to investigate or remediate) any Hazardous Materials not introduced to the Project by Subtenant or its agents, employees or contractors.

25.Signage. Subtenant, at Subtenant’s sole cost and expense, will be permitted the same rights with respect to signage as those rights held by Sublandlord under the Master Lease but subject to the terms and conditions of the Master Lease. Subtenant, at Subtenant’s sole cost and expense, will be solely responsible for the maintenance and repair of any signage installed by Subtenant and will remove such signage at the expiration or earlier termination of this Sublease and repair any damage caused to the Building as a result of such removal. Sublandlord will remove all of its signage from the Sublease Premises and the Building prior to the Delivery Date.

26.Limitation of Estate. Subtenant’s estate will in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord. To the extent of Subtenant’s obligations hereunder, Subtenant will stand in the place of Sublandlord and will defend, indemnify and hold Sublandlord harmless with respect to all covenants, warranties, obligations, and payments made by Sublandlord under or required of Sublandlord by the Master Lease with respect to the Sublease Premises. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then Sublandlord’s sole obligation in regard to its obligation under this Sublease will be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord’s breach.

27.Force Majeure. The period of time during which either party is prevented from performing any non-monetary obligations required to be performed pursuant to this Sublease by events beyond the reasonable control of such party will be added to the time for performance of such acts.

28.Further Assurances. Each party to this Sublease will at its own cost and expense, execute and deliver such further documents and instruments and will take such other actions as may be reasonably required to evidence or carry out the intent and purposes of this Sublease.

29.Time of the Essence. Time is of the essence with respect to each and every obligation of Subtenant hereunder.

30.Governing Law. This Sublease will be governed by, and construed in accordance with, the laws of the State of California, without regard to conflicts of law principles.

31.Severability. If any term or provision of this Sublease is held to be invalid or unenforceable to any extent, the remainder of this Sublease will not be affected, and each term or provision of this Sublease will be valid and will be enforced to the fullest extent permitted by Laws. If the application of any term or provision of this Sublease to any person or circumstance is held to be invalid or unenforceable, the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected, and such term or provision will be valid and will be enforced to the fullest extent permitted by Laws.

32.Authority. Sublandlord and Subtenant warrant to each other that all necessary corporate actions have been duly taken to permit Sublandlord and Subtenant, respectively, to enter into this Sublease and that each undersigned officer has been duly authorized and instructed to execute this Sublease.

33.Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof will be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties, and agreements of the parties relating in any manner to the rental, use, and occupancy of the Sublease Premises and will be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease may be modified, deleted, or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based upon the representations and agreements contained in this Sublease. The headings and subheadings of the sections of this Sublease are inserted for convenience of reference only and will not control or affect the meaning or construction of any of the agreements, terms, covenants, and conditions of this Sublease in any manner.

34.Successors and Assigns. All covenants, promises, conditions, representations, and agreements herein contained will be binding upon, apply, and inure to the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

35.Counterparts. This Sublease may be executed in any number of duplicate counterparts, each of which, when executed, will be an original, and all of which together will constitute one and the same document.

36.Electronic Signatures. Each of the parties to this Sublease (a) has agreed to permit the use from time to time, where appropriate, of telecopy or other electronic signatures (including, without limitation, DocuSign, and .pdf) in order to expedite the transaction contemplated by this Sublease; (b) intends to be bound by its respective telecopy or other electronic signature; (c) is aware that the other will rely on such telecopied or other electronically transmitted signature; and (d) acknowledges such reliance and waives any defenses to the enforcement of this Sublease and the documents affecting the transaction contemplated by this Sublease based on the fact that a signature was sent by telecopy or electronic transmission only.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties have entered into this Sublease as of the Effective Date.

SUBLANDLORD:

FORESCOUT TECHNOLOGIES, INC.,
a Delaware corporation

By: /s/ Amanda Barry
Name: Amanda Barry
Title: General Counsel

SUBTENANT:

ARCHER AVIATION INC.,
a Delaware corporation

By: /s/ Adam Goldstein
Name:     Adam    Goldstein
Title: Co-CEO___

Signature Page to Sublease

EXHIBIT A
COPY OF THE MASTER LEASE

[Attached]

Exhibit A

EXHIBIT B
DEPICTION OF THE SUBLEASE PREMISES

Exhibit B

EXHIBIT C
INTENTIONALLY OMITTED

Exhibit C

EXHIBIT D
BILL OF SALE

Exhibit D

EXHIBIT E
COMMENCEMENT DATE AGREEMENT

Exhibit E

EXHIBIT F
LANDLORD’S RULES AND REGULATIONS

Exhibit F